EXHIBIT 99

FOR IMMEDIATE RELEASE

Flight Safety Technologies, Inc. Announces New Addition to Management Team

MYSTIC, CT (July 7, 2005) - Flight Safety Technologies, Inc. (AMEX:FLT) announced that Mr. C. Robert Knight has joined the company as a full time employee and has been named Vice President for Business Administration, and General Counsel.

Mr. Knight is a graduate of Indiana University School of Law.

His 33 year career includes serving as General Counsel of a trade association of Mayors and other elected officials in his home state of Indiana where he coordinated the legislative agenda and functioned as chief lobbyist for his constituency. Mr. Knight also became an elected official, serving two four-year terms as a Municipal Judge.

Mr. Knight was also General Counsel and Assistant to the President of a technology start up company where he coordinated international sales, including the negotiation of trade agreements with The Israeli Ministry of Defense. His international trade background also includes working with Japanese, French and Belgian business interests.

As Claim Counsel for Aetna Property and Casualty Company Mr. Knight managed a staff that included over 200 attorneys in 24 offices involved in the defense of approximately 18,000 lawsuits.

Mr. Knight has completed the NASD General Securities Representative Series 7 and 63 examinations. He is a graduate of the National Institute For Trial Advocacy sponsored by Notre Dame University School of Law, is Martindale Hubbell "AV" rated, and has established litigation precedents in state and federal court systems. His complex commercial litigation background includes issues involving breach of fiduciary obligation in a Sarbanes Oxley context, fraud in an after-the-fact substitution of warrant call triggering event language in a prospectus already on file with the SEC, defense of an investment advisor involving suitability issues in the context of the purchase of bonds by a Section 144 buyer, and a patent royalty dispute.

About Flight Safety Technologies, Inc.

Flight Safety Technologies, Inc. is developing three new technology projects aimed at enhancing the safety and security of aviation.

Project SOCRATESTM is a patented laser acoustic sensor technology for the detection and localization and tracking of wake vortex turbulence as a potential airport installation for U.S. and International airport markets. Following a successful test of a four beam configuration in September of 2003, the company has been expanding the system to sixteen beams and preparing for a major test at Denver International Airport in September of 2005.

The company is developing a patented airborne collision avoidance radar called UNICORNTM which is scheduled for an initial tower-based proof-of-principle test in August of 2005. UNICORNTM is being developed for potential general aviation applications, as well as potential government use in unmanned aerial vehicles.

The company is also pursuing the development of a potentially low-cost technology called TIICMTM, for the protection of airliners against the threat of terrorists shoulder launched missiles.

More extensive information on the company can be found on its website at www.flysafetech.com and in its current SEC filings.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the outcome of an informal inquiry by the SEC that appears to be in connection with certain analysts reports about us and our press releases, the outcome of pending class action litigation alleging violations of federal securities laws, whether the government will implement WVAS at all or with the inclusion of a SOCRATESTM wake vortex sensor, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology, new products sufficiency, availability of capital to fund operations, research and development, fluctuations in operating results, and other risks detailed from time to time in Flight Safety Technologies, Inc.'s filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

Contact:

Samuel A. Kovnat
Flight Safety Technologies, Inc.
(860) 245-0191
ir@flysafetech.com